POWER OF ATTORNEY

I, the undersigned member of the Board of Trustees of the below-named trusts, with their respective file numbers under the Securities Act of 1933 noted, hereby constitute and appoint George R. Aylward and Kevin J. Carr, or either of them, as my true and lawful attorneys and agents with full power to sign for me in the capacity indicated below, any or all registration statements on Form N-1A, amendments thereto, and such other filings as may be appropriate, with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 relating to each of said mutual funds, and hereby ratify and confirm my signature as it may be signed by said attorneys and agents.

Virtus Equity Trust	(002-16590)
Virtus Insight Trust	(033-64915)
Virtus Institutional Trust	(033-80057)
Virtus Opportunities Trust	(033-65137)

I hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this 2nd day of June, 2010.

/s/ Geraldine M. McNamara	/s/ Leroy Keith, Jr.
Geraldine M. McNamara, Trustee	Dr. Leroy Keith, Jr., Trustee

/s/ Richard E. Segerson	/s/ Philip R. McLoughlin
Richard E. Segerson, Trustee	Philip R. McLoughlin, Trustee

/s/ Ferdinand L. J. Verdonck	/s/ James M. Oates
Ferdinand L. J. Verdonck, Trustee	James M. Oates, Trustee

/s/ George R. Aylward
George R. Aylward, Trustee

All signatures need not appear on the same copy of this Power of Attorney.